SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0388421
(State of Incorporation or Organization)	(IRS Employer Identification No.)
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
(Address of Principal Executive Offices and Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144868 (if applicable).
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common units representing limited partner interests	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Pioneer Southwest Energy Partners L.P. (the “Registrant”) is incorporated by reference to the descriptions under the captions “Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 with respect to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144868) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on July 26, 2007.

Item 2.	Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-144868), initially filed with the Securities and Exchange Commission on July 26, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.	Certificate of Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

4.	First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the Prospectus included in and forming a part of the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
By:	PIONEER NATURAL RESOURCES GP LLC,
its General Partner

By:	/s/ Mark S. Berg
	Name:	Mark S. Berg
	Title:	Executive Vice President, General Counsel and Assistant Secretary

Date: April 25, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-144868), initially filed with the Securities and Exchange Commission on July 26, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.	Certificate of Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

4.	First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the Prospectus included in and forming a part of the Registration Statement).